                                                                   EXHIBIT 10.24

                                     AMONG

                        SOUND SOURCE INTERACTIVE, INC.,

                                BRETT G. DURRETT

                                      AND

                 BIOLOGICAL WEAPONS TESTING LABORATORIES, INC.

                                  DATED AS OF

                               FEBRUARY 13, 1998

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of February 13, 1998 by and among Sound Source Interactive, Inc., a Delaware corporation ("Buyer"), Brett G. Durrett ("Seller") and Biological Weapons Testing Laboratories, Inc., a California corporation which is wholly-owned by Seller (the "Company") (Seller and the Company are referred to herein together as the "Sellers"). Each of the Buyer and the Sellers are referred to herein individually as a "Party" and, collectively, as the "Parties."


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding capital stock of the Company (the "Stock") in consideration of the Purchase Price (as defined below) and on the terms and conditions set forth herein (the "Acquisition"); and

     WHEREAS, in connection with such Acquisition, Buyer, Seller and the Company desire to make certain representations, warranties and covenants amongst one another.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties hereto agree as follows.


1.   DEFINITIONS.
     -----------

     "Acquisition" shall have the meaning set forth above.

     "Acquisition Proposal" shall mean any inquiry or proposal relating to (i) any merger, consolidation, sale of substantially all of the assets of or similar transaction involving the Company, or (ii) the sale of any of the outstanding shares of capital stock of the Company (including without limitation by way of an exchange offer) or similar transaction involving the Company.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, of the United States.

     "Agreement" shall have the meaning set forth in the preamble above.

     "Basis" shall have the meaning set forth in Section 8.1.

     "Breach" and "Breaches" shall have the meanings set forth in Section 8.1.

     "Business" shall mean the Company's business of developing and licensing consumer computer software products and related services.

     "Buyer" shall have the meaning set forth in the preamble above.

     "Buyer's Basket" shall have the meaning set forth in Section 8.4(e).

     "Buyer's Common Stock" means the common stock, par value $.001, of Buyer.

     "Cash" shall mean cash and cash equivalents within the meaning of GAAP.

     "Chemical Substance" means any chemical substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyls; (vi) chlorofluorocarbons; and (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now in effect, or other comparable laws.

     "Closing" shall have the meaning set forth in Section 2.4.

     "Closing Date" shall have the meaning set forth in Section 2.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, of the United States.

     "Company" shall mean Biological Weapons Testing Laboratories, Inc.

     "Company Assets" shall have the meaning set forth in Section 2.1.

     "Company Agents" shall mean officers, employees and consultants of the Company.

     "Company Employee Plan" shall refer to any Company plan, scheme, program, policy, practice, contract, commitment, agreement or other arrangement providing for pension, death benefit, gratuities, superannuation, performance awards, stock or stock-related awards, share option, share participation, share incentive, profit sharing, bonus, incentive, fringe benefits, medical, dental or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, each "employee pension benefit plan" within the meaning of Section 3(2) of ERISA each "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA and each "multiemployer plan" within the meaning of Section 3(37) of ERISA, in each case which is or has been maintained, contributed to or required to be contributed to, by the Company for the benefit of any Company Agent and pursuant to which the Company has or may have any material liability, contingent or otherwise.

     "Contract" shall have the meaning set forth in Section 3.16.

     "Disclosed Liabilities" shall have the meaning set forth in Section 7.5.

     "Disclosure Letter" shall mean the Disclosure Letter of Seller dated as of the date of this Agreement as delivered to Buyer concurrently with the execution of this Agreement, which contains exceptions to Seller's representations and warranties as set forth in Section 3. Such Disclosure Letter may only be amended prior to Closing with the express written consent of Buyer.

     "Environment" shall mean real property and any improvements thereon, and also includes, but is not limited to, air (including that within man-made structures above or below ground), surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

     "Environmental Authorizations" shall have the meaning set forth in Section 3.23(a).

     "Environmental Law" shall mean any statute, statutory instrument, common law, treaty, regulation or legal requirement relating to pollution, or protection or cleanup of the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, and the Clean Water Act, as amended, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; or (c) exposure of persons, including Company Agents to any Chemical Substance.

     "Environmental Permit" shall mean any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by, any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Extended Buyer Claim" shall have the meaning set forth in Section 8.1.

     "Extended Seller Claim" shall have the meaning set forth in Section 8.1.

     "Extremely Hazardous Substance" shall have the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fair Market Value" shall mean, with respect to the value of a share of Buyer's Common Stock on any day: (i) if the principal market for Buyer's Common Stock is a national securities exchange or if Buyer's Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing sales price of Buyer's Common Stock on such day as reported by such exchange or NASDAQ, or on a consolidated tape reflecting transactions on such exchange or NASDAQ; or (ii) if the principal market for the Common Stock is not a national securities exchange and Buyer's Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for Buyer's Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of Buyer's Common Stock shall be determined by Buyer's Board of Directors or the Compensation Committee thereof, as the case may be, which determination shall be conclusive as to the Fair Market Value of Buyer's Common Stock.

     "Fiduciary" shall have the meaning set forth in ERISA Section 3(21).

     "Financial Statements" shall have the meaning set forth in Section 3.7.

     "Indebtedness" shall have the meaning set forth in Section 3.8.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, design rights and all applications, registrations, and renewals in connection therewith, (d) all mask-works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" shall mean the actual knowledge of the executive officers of the applicable Party.

     "Liability" shall have the meaning set forth in Section 8.1.

     "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, conditional sale or other title retention device or arrangement for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially detract from the value of the property encumbered thereby or materially impair the use of such property in the businesses of the Sellers as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confirmed to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations, and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materials, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

     "Loss" and "Losses" shall have the meanings set forth in Section 8.1.

     "Most Recent Balance Sheet" shall have the meaning set forth in Section
3.7.

     "Most Recent Financial Statements" shall have the meaning set forth in
Section 3.7.

     "Officer's Indemnification Certificate" shall have the meaning set forth in
Section 8.1.

     "Ordinary Course of Business" shall mean the ordinary course of a Party's business consistent with such Party's past custom and practice including with respect to quantity and frequency.

     "Party" and "Parties" shall have the respective meanings set forth in the preamble above.

     "Patent" shall mean any: (i) patent, patent application, patent disclosure or other patent right in any jurisdiction of the world; (ii) any division, continuation, continuation-in-part, reissuance, reexamination or extension of a Patent; or (iii) any other patent right that is based upon an item described in clause (i) or (ii) of this sentence.

     "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

     "Premises" shall mean the real properties that are leased by the Company under the Real Property Leases listed in Schedule 3.13(b) hereto.
                                         ----------------

     "Proceedings" shall have the meaning set forth in Section 7.3.

     "Prohibited Transaction" shall have the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Real Property Leases" shall have the meaning set forth in Section 3.13(b).

     "Release" shall mean any actual spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause Liability under Environmental Laws (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

     "Returns" shall have the meaning set forth in Section 3.12(a).

     "Safety Laws" shall mean any statute, statutory instrument, common law, regulation, directive, code of practice or guidance notes, or legal requirement relating to health or safety, including but not limited to the Occupational Safety and Health Act, as amended, relating to: (a) exposure of employees of the Company to any Chemical Substance, (b) the physical structure, use or condition of a building, facility, fixture or other structure or manufacturing processes, or (c) otherwise concerning the health and safety of persons who work for the Company, whether as employees, consultants or otherwise, or persons who visit the Premises or are in any way affected by the activities of the Company or by persons who work for the Company.

     "Schedules" shall mean the Schedules of Seller delivered to Buyer concurrently with the execution of this Agreement which Schedules set forth the specific information referenced in various sections of this Agreement. The Schedules and the information contained therein shall not be deemed exceptions to any of the representations or warranties contained herein, except that they qualify Sections 3.13(b), 3.14(c)(iv), 3.21(a), 3.21(d) and 3.21(e) to the
extent set forth therein. Such Schedules may only be amended prior to Closing with the express written consent of all parties hereto. The Schedules are arranged to supplement various sections of this Agreement by corresponding or cross-referencing specific lettered and numbered Sections contained herein.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Seller" and "Sellers" shall have the respective meanings set forth in the preamble above.

     "Seller's Basket" shall have the meaning set forth in Section 8.3(e).

     "Stock" shall have the meaning set forth in Section 3.5(a).

     "Survival Period" shall have the meaning set forth in Section 8.1.

     "Tax," "Taxation" or "Taxes" means any and all United States and other foreign taxes, whether governmental, local or municipal, assessments and other governmental or local or municipal charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, property transfer, franchise, withholding, stamp, payroll, recapture, employment, national insurance, social security, excise duties and rates together with all interest, penalties and additions imposed with respect to such amounts.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trademarks" shall mean any trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith.

2.   PURCHASE AND SALE TRANSACTION.
     -----------------------------

     2.1 Purchase and Sale of Stock.  On the terms and subject to the
         --------------------------
conditions set forth in this Agreement, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller, all of the Stock (and as a result thereof, all right, title, and interest to any and all assets of the Company included in the assets listed on the Most Recent Balance Sheet of the Company, except (i) those assets disposed of or consumed in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, and (ii) those assets whose disposition prior to the Closing is described in the Disclosure Letter (the "Company Assets")), in exchange for the Purchase Price.

     2.2 Purchase Price.  Buyer agrees to pay to Seller on the Closing Date an
         --------------
aggregate of U.S. $10.00 in cash, by check payable to the order of Seller (the "Purchase Price"). In addition, Buyer agrees to pay or cause to be paid certain liabilities of the Company as more fully provided in Section 7.5.

     2.3 Transfer Tax.  Buyer shall bear and pay any transfer Taxes (other than
         ------------
any sales or use tax), documentation charges, recording fees or similar charges, fees or expenses that may become payable in connection with the sale of the Stock and the Acquisition.

     2.4 The Closing.  Subject to the terms and conditions of this Agreement,
         -----------
the closing of the sale of the Stock by Seller to Buyer and the other transactions contemplated by this Agreement (the "Closing") shall take place immediately after the satisfaction and/or waiver of all conditions listed in
Section 6 hereof. Subject to compliance with the foregoing, the Closing shall take place effective immediately after the close of business, Pacific Time, on February 13, 1998 or at such other time and date as agreed to by Buyer and Seller (the "Closing Date"). The Closing shall take place at the offices of the Company (or at such other location as agreed to by Buyer and Seller).

      2.5 Deliveries at the Closing.  At the Closing, the following shall occur:
          -------------------------

          (i) Seller will deliver to Buyer the stock certificate(s) representing the Stock;

          (ii) Seller will deliver to Buyer the various certificates, instruments and documents referred to in Section 6.1 below;

         (iii) Seller will execute, acknowledge (if appropriate), and deliver to the Buyer such other instruments of sale, transfer, conveyance and assignment of the Stock as Buyer and its counsel may reasonably request;

          (iv)  Buyer will deliver the Purchase Price to Seller as specified in
      Section 2.2 above;

           (v) Buyer will deliver to Seller the various certificates, instruments and documents referred to in Section 6.2 below; and

          (vi) Buyer and Seller shall deliver or cause to be delivered to one another such other instruments and documents as are reasonably necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

At any time, and from time to time after the Closing, at the reasonable request of Buyer and without further consideration, Seller, at Buyer's sole cost and expense, will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such lawful action as Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm Buyer's title to or interest in the Stock, to put the Buyer in actual possession and operating control of the Business and to assist the Buyer in exercising all rights with respect thereto.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER.
      ----------------------------------------

      Seller represents and warrants to Buyer that the statements contained in this Section 3 are true and correct as of the date of this Agreement and, if the Closing Date is different than the date of this Agreement, will be true and correct as of the Closing Date (as though made as of the Closing Date and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except (i) for changes pursuant to the conduct of the business of the Company occurring prior to the Closing in conformity with this Agreement (including the Exhibits attached hereto) or (ii) as specifically set forth in the Disclosure Letter.

      3.1 Organization of the Company.  The Company is duly organized, validly
          ---------------------------
existing, and in good standing under the laws of the State of California. The Company is, or at or prior to the Closing Date will be, duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where such qualification is required and in which the Company's failure to be so qualified would have a material adverse effect on the Company's Business, financial condition or results of operations. The Company has full power and authority, and all licenses, permits and authorizations necessary, to carry on the Business and to own and use the Company Assets and properties owned and used by it. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

      3.2 Authorization of Transaction.  The Company has full corporate power
          ----------------------------
and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms and conditions, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the availability of specific enforcement, injunctive relief and other equitable remedies.

      3.3 Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the  transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which either of the Sellers is subject or any provision of any charter documents or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets is subject (or result in the imposition of any Lien upon any of the Company's assets). Neither of the Sellers is required by any law to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      3.4 Brokers' Fees.  Neither of the Sellers has any Liability or obligation
          -------------
to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.5 Capitalization; Title to Stock.
          ------------------------------

          (a) The authorized capital stock of the Company consists 10,000,000 shares of common stock, of which 782,320 shares, and no more, are issued and outstanding (such 782,320 issued and outstanding shares herein collectively the "Stock"). All such shares of Stock are duly authorized, validly issued, fully-paid and nonassessable. Seller is the sole holder of outstanding capital stock of the Company as of the date hereof. As of the Closing Date, there will be outstanding no option, warrant right, conversion privilege or other commitment entitling any Person to acquire any capital stock or other equity securities of the Company.

          (b) Seller has good and marketable title to the Stock; such shares of Stock are free and clear of any Liens (as defined herein) and free from any restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, option, warrant or any other claim of any kind or nature whatsoever by any person other than the registered owner thereof. The delivery of the Shares to Buyer pursuant to this Agreement upon Closing will transfer to Buyer legal and valid title to the Shares being acquired, free and clear of all Liens or other claims of any kind or nature whatsoever.

      3.6 Subsidiaries.  The Company does not control, directly or indirectly,
          ------------
or have any direct or indirect equity participation in, any other corporation, partnership, trust or other business association.

      3.7 Financial Statements.  Schedule 3.7 sets forth the following unaudited
          --------------------   ------------
financial statements of the Company (collectively, the "Financial Statements"):
(i) an unaudited balance sheet at December 31,

1997 and statements of income and cash flows for the fiscal year ended December 31, 1997; and (ii) an unaudited balance sheet of the Company as of January 31, 1998 (the "Most Recent Balance Sheet") and statements of income and cash flows for the one-month period ended January 31, 1998 (the Most Recent Balance Sheet and such one-month unaudited pro forma adjusted statements of income and cash flows being hereinafter referred to as the "Most Recent Financial Statements"). The Financial Statements, specifically including the Most Recent Financial Statements, have been adjusted in accordance with the assumptions, qualifications and adjustments expressly set forth in the Financial Statements. Subject to the assumptions and qualifications set forth therein, the Financial Statements present fairly the financial condition and the results of operations of the Company as of the date or dates of such Financial Statements and for the periods covered thereby and, subject to the assumptions and qualifications set forth therein, are consistent with the books and records of the Company that pertain to the Business of the Company except for normal year-end adjustments which will not be material.

      3.8 Indebtedness; Guarantees.
          ------------------------

          (a) Except as set forth on the Most Recent Financial Statements, the Company does not have any indebtedness for money borrowed or for the deferred purchase price of property or services, or capital lease obligations, or conditional sale or other title retention agreements relating to the Business ("Indebtedness"), and is not a guarantor or otherwise liable for any Liability or obligation of any other Person for any matter which relates to or affects or will affect the Business.

          (b) Schedule 3.8(b) identifies all funded indebtedness of the Company
              ---------------
     of which Seller is a guarantor.

      3.9 Absence of Changes.  Since the Most Recent Balance Sheet date and
          ------------------
except as set forth in Section 3.9 of the Disclosure Letter, there has not been any material adverse change in the Business, financial condition, operations or results of operations of the Company. Without limiting the generality of the foregoing, since such date, except as set forth in the Disclosure Letter:

          (a) the Company has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

          (b) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) relating to the Business other than in the Ordinary Course of Business;

          (c) no party (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving individually more than $5,000 to which the Company is a party or by which the Company is bound;

          (d) the Company has not imposed, or agreed to, or suffered the imposition of any Lien in excess of $5,000 upon any of its assets, tangible or intangible;

          (e) the Company has not made any capital expenditure (or series of related capital expenditures) (or series of related capital expenditures) involving more than $5,000.

          (f) the Company has not made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) involving individually more than $5,000 other than pursuant to agreements with suppliers that were entered into in the Ordinary Course of Business;

          (g) the Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 individually or $5,000 in the aggregate;

          (h) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $5,000;

          (i) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property other than "shrink wrap" or site licenses to end-users;

          (j) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

          (k) the Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (l) the Company has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (m) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property in excess of $5,000;

          (n) the Company has not made any loan to any of its directors, officers or employees, or entered into any other compensation transaction with any of its directors, officers and employees;

          (o) the Company has not entered into any employment or severance agreement or arrangement (other than pursuant to the Company's standard services agreement terms and conditions in the Ordinary Course of Business), written or oral, or modified the terms of any existing such contract or agreement;

          (p) the Company has not granted any increase in the base compensation of any of its directors, officers and employees;

          (q) the Company has not adopted, amended, modified or terminated any Seller Employee Plan for the benefit of any of its directors, officers and employees;

          (r) the Company has not made any other change in employment terms for any of its directors, officers and employees or entered into any collective bargaining agreement;

          (s) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

          (t) the Company has not committed to any of the foregoing.

     3.10 Absence of Undisclosed Liabilities.  The Company has no debts or
          ----------------------------------
liabilities (and to the Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any such Liability) except for (i) debts and liabilities as are reflected in the Most Recent Financial Statements and (ii) debts and liabilities arising in the Ordinary Course of Business after the Most Recent Balance Sheet date.

     3.11 Legal and Other Compliance.  The Company has complied in all material
          --------------------------
respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of the United States federal, state, local and other foreign governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.

     3.12 Taxes.
          -----

          (a) The Company has accurately prepared and duly filed all tax returns and given or delivered all material information, accounts, notices, computations, statements and reports required to be filed, given or delivered by the Company under any applicable legislation or regulations relating to Taxation (whether of the United States or elsewhere in the world) ("Returns") and relating to any and all Taxes attributable to the Company or its operations, or for which the Company is liable or has become liable, such Returns are true and correct in all material respects and show all amounts paid or required to be paid, and have been completed in accordance with applicable law in all material respects. All taxes payable on the Returns have been paid in full on a timely basis. The Company has duly and punctually withheld or paid, all income tax, social security and other Taxes the Company is required to withhold or pay with respect to its employees, independent contractors or other third parties.

          (b) The provisions or reserves for the Company's Taxes reflected in the Most Recent Balance Sheet are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date of such Most Recent Balance Sheet, whensoever payable.

          (c) No material Tax liability has been incurred by the Company since the date of the Most Recent Balance Sheet other than in the Ordinary Course of Business and adequate provision has been or will be made for all Tax Liabilities incurred since that date through the Closing Date.

          (d) The Company does not have, or prior to the Closing will not have, any Tax, nor is there any Tax deficiency outstanding, proposed or assessed, for which adequate provision has not been made in the Most Recent Balance Sheet, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No dispute, audit or other examination or investigation of the Tax affairs of the Company is presently in progress. Except to the extent reflected on the Most Recent Balance Sheet, the Company does not have any Liability for unpaid Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and there is no basis for the assertion of any such Liability attributable to the Company, its assets or operations except for any Liability for Taxes incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet that are not yet due and payable to the applicable taxing authority. There are (or immediately following the Closing, there will be) no Liens on the assets of the Company relating to or attributable to Taxes.

     3.13 Property, Plant and Equipment.
          -----------------------------

          (a) The Company does not own any real property.

          (b) Schedule 3.13(b) lists and describes all real property leased or
              ----------------
     subleased to the Company. The Company has delivered to Buyer correct and complete copies of the leases and subleases listed on Schedule 3.13(b) (the
                                                           ----------------
     "Real Property Leases").  Except as set forth on Schedule 3.13(b), with
                                                      ----------------
     respect to each of the Real Property Leases listed on Schedule 3.13(b):
                                                           ----------------

               (i) the lease or sublease is legal, valid, binding, enforceable against the Company and, to the Seller's Knowledge, against the other party thereto, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies, and is in full force and effect;

              (ii) upon obtaining any required consents of the landlord to assignment or transfer of such lease or sublease necessitated by the transactions contemplated by this Agreement, the lease or sublease will continue to be legal, valid, binding, enforceable against the Company and, to the Seller's Knowledge, against the other party thereto, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies, and in full force and effect on identical terms following the consummation of the Acquisition contemplated hereby;

             (iii) neither the Company nor, to the Knowledge of the Sellers, the other party to the lease or sublease, is in breach or default thereof;

              (iv) to the Knowledge of the Sellers, no party to such lease or sublease has overtly repudiated any provision thereof;

               (v) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

              (vi) all facilities leased or subleased under the Real Property Leases have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof as conducted by the Company and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects; and

             (vii) all facilities leased or subleased under the Real Property Leases are supplied with utilities and other services reasonably necessary for the operation of said facilities.

          (c) The Company does not own, use or occupy any premises other than the Premises.

          (d) The Company is in physical possession and actual occupation of the whole of the Premises on an exclusive basis and no right of occupation or enjoyment has been acquired by any third party or has been granted or agreed to be granted to any third party.

          (e) All monies due to each lessor or sublessor under each of the Real Property Leases (whether or not reserved as rent) to which the Company is a party or by which the Company is bound have been paid and none have been commuted, waived or paid in advance of the due date for payment.

          (f) The Premises are not subject to the payment of any outgoings other than uniform business rates and water rates (and (in the case of leaseholds) rent (inclusive of payments of taxes, insurances and operating costs), insurance premiums, service charges and leasehold and subleasehold expenses), and all outgoings have been paid when due and none are disputed under the leases.

          (g) All covenants, restrictions, stipulations and other encumbrances affecting the Premises, to the extent they have been affirmatively agreed to by the Company, have been observed and performed in all material respects.

          (h) There are no current or existing facts or circumstances which (with or without the taking of other action) would entitle any third party to exercise a right of entry or forfeiture or to take possession or which would in any other way affect or restrict the continued possession, enjoyment or use of any of the Premises for its present purpose for the duration of the term of the applicable lease or sublease.

          (i) All buildings and structures comprised in the Premises are in a good state of repair and condition, reasonable wear and tear excepted.

     3.14 Intellectual Property.
          ---------------------

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property reasonably necessary for the operation of the Business as such is currently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will, immediately after the Closing, be owned or available for use by the Buyer and the Company on identical terms and conditions as owned or available for use by the Company prior to the Closing subject to obtaining any required consents disclosed in Section
     3.29 of the Disclosure Letter. The Company has taken all commercially reasonable actions to maintain and protect each item of Intellectual Property that the Company owns or uses.

          (b) The Company does not infringe upon, misappropriate or use without a required license, any Intellectual Property rights of third parties, nor has the Company received any written charge, complaint, claim, demand or notice alleging that the operation of the Business gives rise to any such infringement, misappropriation, or misuse that has not previously been finally resolved (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Sellers, no third party has infringed upon, misappropriated or otherwise misused any Intellectual Property rights of the Company.

          (c) Schedule 3.14(c) identifies each issued patent, and each
              ----------------
     registered copyright, trademark, trade name, mask work, service mark or other registration which has been issued to the Company by any governmental entity with respect to any of its Intellectual Property, identifies each pending patent application or application for other registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission currently in effect pursuant to which the Company has granted to any third party rights with respect to any of the Company's Intellectual Property (together with any exceptions) other than shrink wrap licenses to end users. The Sellers have delivered to Buyer correct and complete copies of all such issued patents, and registered copyrights, trademarks, trade names, mask works, servicemarks, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified on Schedule
                                                                        --------
     3.14(c), except as set forth in Section 3.14(c) of the Disclosure Letter:
     -------

               (i) the Company possesses all right, title, and interest in and to the item, or has the valid right to use the item, free and clear of any Lien or license;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

              (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been filed or, to the Knowledge of the Sellers is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

               (iv) except for indemnification provided in connection with agreements set forth on Schedule 3.14(c) and Schedule 3.16, the Company has
                             ----------------     -------------
     not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

          (d) Schedule 3.14(d) lists the items of Intellectual Property that any
              ----------------
     third party owns and that the Company uses pursuant to license, sublicense, agreement or permission other than pursuant to shrinkwrap software licenses or site licenses. The Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). Except as described in Section 3.14(d) of the Disclosure
                                               ---------------
     Letter, with respect to each item of Intellectual Property required to be identified on Schedule 3.14(d):
                   ----------------

               (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable against the Company and, to the Knowledge of the Sellers, against the other party thereto, and in full force and effect, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies;

              (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

             (iii) neither the Company, nor to the Knowledge of Sellers, any other party to the license, sublicense, agreement or permission, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

              (iv) to the Knowledge of Sellers, no party to the license, sublicense, agreement or permission has overtly repudiated any provision thereof;

               (v) with respect to each such sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

              (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

             (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been filed against either of the Sellers or, to the Knowledge of the Sellers, any owner of such Intellectual Property or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property;

            (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than pursuant to shrink wrap licenses or site licenses to end users; and

              (ix) the item of Intellectual Property does not infringe upon, misappropriate or otherwise misuse any Intellectual Property rights of third parties as a result of the continued operation of the Business.

      3.15 Inventories.  The Company has no material amount of inventory held
           -----------
for sale to third parties.

      3.16 Contracts.  Schedule 3.16 lists the following currently effective
           ----------
contracts and other agreements (the "Contracts") to which the Company is a party other than those that are required to be listed in any Schedule called for by Section 3.13 or Section 3.14 of this Agreement:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or result in a loss in excess of $5,000 on completion of performance or involve consideration in excess of $5,000;

          (c) any agreement concerning the participation of the Company in a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Lien on any of its assets, tangible or intangible (other than liens given in the Ordinary Course of Business relating to the sale of goods and provision of services);

          (e) any agreement concerning a commitment of confidentiality or noncompetition by the Company;

          (f) any currently effective profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of the Company's current or former directors, officers and employees (other than plans or arrangements of Seller as to which the Company and Buyer do not have and shall not incur any Liability);

          (g) any collective bargaining agreement binding on the Company;

          (h) any currently effective written agreement for the employment by the Company of any individual on a full-time, part-time, consulting or other basis;

          (i) any agreement under which the Company has advanced or loaned any amount in excess of $1,000 (excluding normal advances or loans associated with travel and meal expenses advanced in the Ordinary Course of Business) to any of its directors, officers, and employees;

          (j) any agreement pursuant to which the Company has an obligation to pay royalties or make other payments in connection with the sale of products or services by the Company in the Ordinary Course of Business;

          (k) any other agreement (or group of related agreements) the performance of which involves payment by the Company of consideration in excess of $1,000; and

          (l) any agreement, written or oral, between Seller and the Company.

     The Company has delivered to the Buyer a correct and complete copy of each written agreement listed on Schedule 3.16 and a written summary setting forth
                            -------------
the terms and conditions of each oral agreement referred to in this Section
3.16. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect with respect to the Company, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies and, to the Knowledge of the Sellers is a legal, valid, binding and enforceable agreement of the other party(ies) thereto, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect after consummation of the Acquisition (subject only to the receipt of applicable consents set forth in Section 3.29 of the Disclosure Letter and, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies) on identical terms immediately following the consummation of the transactions contemplated hereby and, to the Knowledge of Sellers, will be a legal, valid, binding and enforceable agreement of the other party(ies) thereto, subject to the effect of bankruptcy or similar insolvency laws affecting the rights of creditors generally and the potential unavailability of specific enforcement, injunctive relief and other equitable remedies; (C) the Company is not in breach or default under, and to the Knowledge of the Sellers no other party is in breach or default under, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under, the agreement; and (D) to the Knowledge of Sellers, no party has overtly repudiated any provision of the agreement.

     3.17 Notes and Accounts Receivable.  All notes and accounts receivable of
          -----------------------------
the Company shown on the Most Recent Balance Sheet are reflected properly on the Company's books and records, are valid receivables subject to no valid setoffs or counterclaims, are current and collectible, subject only to bankruptcy proceedings and the reserve for bad debts reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     3.18 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company.

     3.19 Litigation.  Section 3.19 of the Disclosure Letter sets forth each
          ----------
instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party, or to the Knowledge of Sellers is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     3.20 Product Warranties; Defects; Liability.  Each product manufactured,
          --------------------------------------
sold, leased or delivered by the Company has been in substantial conformity with all applicable contractual commitments and all express warranties made by the Company, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims reflected in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and labor costs associated with warranty repairs which are immaterial. No product manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the Company's applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law.

     3.21 Company Agents.
          --------------

          (a) The Company has no employees. Except as set forth in Section 3.21(a) of the Disclosure Letter, no Company Agent or former Company Agent has any rights (including but not limited to the right to receive royalties or other payments from any of the Sellers in exchange for licenses or other grants of rights to any Intellectual Property) to any of the Company's Intellectual Property.

          (b) The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. Neither of Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (c) There is not now outstanding any contract of service or for services between the Company and any Company Agent or former Company Agent.

          (d) Except for Company Employee Plans identified in Schedule 3.22(a),
                                                              ----------------
     there are no loans or other benefits enjoyed by any Company Agent or former Company Agent in consideration of such person's employment with, or providing service to, the Company.

          (e) Except as set forth in Section 3.21(d) of the Disclosure Letter, and except to the extent (if any) to which provision or allowance therefor has been made in the Financial Statements, no Liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or former employee and no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

          (f) There are no claims filed, or to the Knowledge of the Sellers threatened, against the Company (and neither of the Sellers is aware of any circumstance which could reasonably be expected to give rise to the making of any such claim) by any employee or former employee or workman or third party in respect of an accident or injury which is not fully covered by insurance or by any employee, former employee, director or former director in relation to the terms and conditions of employment or appointment.

     3.22 Employee Benefits.
          -----------------

          (a) Plans.  Schedule 3.22(a) contains an accurate and complete list of
              -----   ----------------
     each Company Employee Plan. The Company has made no commitment to establish any new Company Employee Plan.

          (b) Documents.  Sellers have provided to Buyer (i) correct and
              ---------
     complete copies of all documents embodying or relating to each Company Employee Plan including all amendments thereto and written interpretations thereof; (ii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iii) all taxing or other governmental authority determination letters and rulings relating to Company Employee Plans; and (iv) all communications material to any employee relating to any Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material Liability to either of Sellers.

          (c) Company Employee Plan Compliance.  (i) The Company has  performed,
              --------------------------------
     in all material respects, all obligations required to be performed by the Company under the Company Employee Plans and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations; (ii) there are no actions, suits or claims which have been filed, or, to the Knowledge of Sellers, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company, Buyer or their respective Affiliates (other than ordinary administration expenses typically incurred in a termination event); and (iv) there are no inquiries or proceedings which have been filed, or, to the Knowledge of the Sellers, threatened by any governmental authority with respect to any Company Employee Plan.

          (d) Certain Plans. Other than the plans listed on Schedule 3.22(a),
              -------------                                 ----------------
     the Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Company Employee Plan which is subject to ERISA or Section 412 of the Code.

     3.23 Environment, Health and Safety.
          ------------------------------

          (a) In addition to the definitions set forth in Section 1, for purposes of this Section 3.23: "Environmental Authorizations" means any permits, licenses, consents or other authorizations required under any Environmental Laws for the operation of the Business or the occupation or use of the Premises.

          (b) All Environmental Authorizations are in full force and effect and no work or other investment is necessary to maintain any such authorizations and there are no facts or circumstances currently in existence which may lead to revocation, suspension, variation or non-renewal of such authorizations.

          (c) There are no processes being carried on or which have been carried on at any time at the Premises by the Company which would require any Environmental Authorization under any Environmental Law.

          (d) The Company has never been required to hold, nor has the Company held or applied for, a waste disposal license or waste management license under any Environmental Laws.

          (e) Except for retail cleaning solvents and normal office supplies, no poisonous, noxious, polluting, unauthorized, dangerous or environmentally harmful substances or articles, whether or not the same would be designated as "controlled waste" or "special waste" under any Environmental Laws, have been produced, treated, kept at or deposited on the Premises by the

     Company or have been released or discharged by the Company from the Premises including (for the avoidance of doubt but not further or otherwise) into any public sewer or into any drain or sewer communicating with a public sewer from the Premises.

          (f) There are no deficiencies in the waste disposal arrangements now or at any time carried on by the Company at or in respect of the Business or Premises which cause the Company to fail to comply with any existing or proposed Environmental Laws.

          (g) All information provided by and on behalf of Sellers to any statutory authority and all records and data required to be maintained by the Company under the provisions of any Environmental Laws regarding the operation of the Business or any processes carried on at or emissions, discharges or waste disposal from the Premises is complete and accurate.

          (h) There have been no uncured complaints or disputes regarding the use of the Premises, noise generated by the Company on the Premises, the release of any substances from the Premises and, to the Knowledge of Seller, there are no existing facts or circumstances which are likely to lead to any such complaint or dispute.

          (i) There is no actual or contingent liability to make good, repair, reinstate or clean up the Premises or any land or buildings formerly owned or occupied by the Company and no act, omission or circumstance has given or prior to the Closing is likely to give rise in the future to any such claim, investigation or other proceedings or any such liability under any Environmental Laws.

          (j) The Company has complied with all Environmental Laws and Safety Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, served on and commenced against the Company alleging any failure so to comply.

          (k) The Company has not received any written prohibition or improvement notices from any enforcement body, including and the relevant local authority, with regard to breaches of Safety Laws.

          (l) There have been no claims, investigations or proceedings against or, to the Knowledge of Sellers, overtly threatened against the Company or any of its directors, officers or employees in respect of accidents, injuries, illness, disease or any other harm to the health and safety of employees, contractors or any other persons caused by breaches of or otherwise and there are no facts or circumstances which may lead to any such claims, investigations or proceedings.

          (m) The Company has reasonably adequate employer's liability and public liability insurance covering the Business. Schedule 3.23(m) lists
                                                        ----------------
     and describes such insurance policies. No claims in respect of health and safety have been made or are contemplated under such insurance policies.

     3.24 Affiliated Transactions.  No Affiliate of the Company owns any asset,
          -----------------------
tangible or intangible, which is used in the Business.

     3.25 Government Contracts.  The Company is not, and has not directly been,
          --------------------
a party to any contract or arrangement with any government agency relating to the Business.

     3.26 Distributors, Products, and Suppliers.  Schedule 3.26 sets forth a
          -------------------------------------   -------------
complete and accurate list of (a) the twenty largest distributors and resellers for the Company's products (by dollar volume) for calendar year ended December 31, 1997 indicating the written contractual arrangements, if any, with each such distributor or reseller and the dollar volume of products distributed during such year, and (b) all suppliers of material product development services to the Company that are material to the Company's Business.

     3.27 No Illegal Payments, Etc.  Neither the Company nor, to the Seller's
          ------------------------
knowledge, any of the Company's officers, employees, agents or Affiliates, has:
(a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was or is in a position to help or hinder the Business (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding under United States law or (ii) the noncontinuation of which has had or might have, individually or in the aggregate, a material adverse effect on the Company.

     3.28 Books and Records.  The books and all corporate (including minute
          -----------------
books and stock record books) and financial records of the Company that are related to the Business are complete and correct.

     3.29 Consents.  No consents are required to consummate the Acquisition and
          --------
the various transactions contemplated hereby, except as described in Section
3.29 of the Disclosure Letter which sets forth a true and correct list of the identities of any Person whose consent or approval is so required and the matter, agreement or contract to which such consent relates.

     3.30 No Liquidation, Insolvency or Winding-Up.
          ----------------------------------------

          (a) No order has been made, or petition presented, or resolution passed for the winding-up of the Company and there is not outstanding:

               (i) any petition or order for the winding-up of the Company;

              (ii) any appointment of a receiver over the whole or part of the undertaking of assets of the Company;

             (iii) any petition or order for administration of the Company;

              (iv) any voluntary arrangement between the Company and any of its creditors;

               (v) any distress or execution or other process levied in respect of the Company which remains undischarged; or

              (vi) any unfulfilled or unsatisfied judgment or court order against the Company.

          (b) To Sellers' knowledge, there are no circumstances which would entitle any Person to present a petition for the winding-up or administration of either the Company or Seller or to appoint a receiver over the whole or any part of the undertaking or assets of the Company.

     3.31 Disclosure.  None of the representations and warranties contained in
          ----------
Section 3 of this Agreement and the Schedules (both as qualified by the Disclosure Letter), or any certificate furnished by Sellers to Buyer pursuant to this Agreement and the Schedules hereto, contain any untrue statement of a material fact or omit to state a material fact which would have a material adverse effect on either the Business or the Company Assets.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ---------------------------------------

     Buyer represents and warrants to Seller that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and, if different than the date of this Agreement, will be true, correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

      4.1 Organization of Buyer.  Buyer is duly organized, validly existing and
          ---------------------
in good standing under the laws of the State of Delaware. Buyer is qualified to transact business as a foreign corporation in the State of California and is a foreign corporation in good standing under the laws of the State of California.

      4.2 Authorization for Transaction.  Buyer has full corporate power and
          -----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, subject to the effect of bankruptcy or similar insolvency laws affecting rights of creditors generally and the availability of specific enforcement, injunctive relief and other equitable remedies.

      4.3 Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject, or (ii) violate any provision of any charter documents or bylaws of Buyer, or (iii) violate any contract of Buyer required to be filed with the Securities and Exchange Commission pursuant to the Securities Act or Securities Exchange Act. Buyer is not required by any law to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      4.4 Brokers' Fees.  Buyer does not have any Liability or obligation to pay
          -------------
any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      4.5 No Liquidation, Insolvency or Winding-Up.
          ----------------------------------------

          (a) No order has been made, or petition presented, or resolution passed for the winding-up of Buyer and there is not outstanding:

               (i)    any petition or order for the winding-up of Buyer;

               (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Buyer;

               (iii)  any petition or order for administration of Buyer;

               (iv) any voluntary arrangement between Buyer and any of its creditors;

               (v) any distress or execution or other process levied in respect of Buyer which remains undischarged; or

               (vi) to the Knowledge of Buyer, any unfulfilled or unsatisfied judgment or court order against Buyer.

          (b) To the Knowledge of Buyer, there are no circumstances which would entitle any Person to present a petition for the winding-up or administration of Buyer or to appoint a receiver over the whole or any part of the undertaking or assets of Buyer.

          (c) To the Knowledge of Buyer, no petition has been filed, either voluntarily or involuntarily, instituting bankruptcy proceedings under United States federal or state bankruptcy laws with respect to Buyer.

     4.6 Absence of Litigation.  There is no claim, suit, action, arbitration,
         ---------------------
proceeding or investigation pending, or, to the knowledge of Buyer, threatened, against Buyer or any Affiliate of Buyer or any of their respective assets or properties that (i) would adversely affect Buyer's ability to perform any of its obligations under this Agreement, (ii) seeks to enjoin, prevent or delay the consummation of any of the transactions contemplated by this Agreement, or (iii) might result in a material adverse effect on Buyer's financial condition or solvency.

     4.7 Investment Representations.
         --------------------------

          (a) Buyer is acquiring the Stock in the Acquisition for investment purposes for Buyer's own account only and not with a view to, or for resale in connection with, any unlawful "distribution" thereof within the meaning of the Securities Act. No one other than Buyer will acquire any beneficial interest in the Stock at the Closing.

          (b) Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Buyer has sufficient knowledge and experience in financial and business matters necessary to evaluate and make an informed investment decision regarding the purchase of the Stock of the Company pursuant hereto and has the capacity to protect Buyer's own interests in connection with the Acquisition.

          (c) Buyer acknowledges that Sellers have made available to Buyer the opportunity to examine such additional documents, and to ask questions of, and receive answers from Sellers concerning the Company, its business, financial condition, management, activities and any other information which Buyer considers relevant, important or material in making the decision to participate in the Acquisition and to purchase the Stock.

          (d) Buyer understands the tax consequences of investing in the Stock and has not relied on Seller or Seller's counsel or auditors for any advice regarding the tax consequences of the purchase of the Stock.

          (e) Buyer understands that the Stock to be sold to Buyer in the Acquisition has not been registered under the Securities Act and constitutes "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"). Buyer is familiar with the provisions of Rule 144.

          (f) Buyer also understands and agrees that there will be placed on the certificates evidencing the ownership of the Stock, the following (or a substantially similar) legend (in addition to any legends required by applicable state laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, OR (2) AN EXEMPTION THEREFROM IS AVAILABLE. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

5.   PRE-CLOSING COVENANTS.
     ---------------------

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

      5.1 General.  Each of the Parties will use its best efforts to take all
          -------
action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party hereto necessary in connection with any legal requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any federal, state, local or foreign governmental entity or other public or private third party required to be obtained or made in connection with the Acquisition, or taking of any action contemplated by this Agreement.

      5.2 Notices and Consents.  Sellers will use their best efforts to obtain
          --------------------
any material third party consents that are required to transfer the Business to the Buyer, including, without limitation, the consents listed on Schedule 3.29.
                                                                 -------------
Sellers shall give any notices to, make any filings with and use their best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies required in connection with consummation of the transactions contemplated by this Agreement.

      5.3 Operation of Business.  Except as specifically contemplated hereby,
          ---------------------
and except for any actions taken to fulfill conditions to the Closing of the Acquisition or that are contemplated by this Agreement, the Company will not engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing and except as required by this Agreement, the Company will not: (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock; or (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby, other than to the Company's accountants and legal counsel) except in the Ordinary Course of Business, except for (A) payments of fees and similar amounts to any governmental authority in connection with the transactions contemplated by this Agreement and (B) any amounts paid to any person for any purpose that, directly or indirectly, is related to compliance with or fulfillment of any covenant, representation, warranty or condition to Closing set forth in this Agreement. Each of Sellers shall: (i) use its commercially reasonable efforts to keep available to Buyer the services of the Company's present Company Agents and independent contractors, and (ii) preserve for the benefit of Buyer the goodwill of the Company's customers, suppliers, landlords and others having business relations with it. The Company will not engage in any practice, take any action, or enter into any transaction of the sort and for the amounts described in Section 3.9 above.

      5.4 Preservation of Business.  Each of the Sellers will use their best
          ------------------------
efforts to keep the Company's business and properties intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers and customers.

      5.5 Full Access.  Each of Sellers will permit representatives of Buyer to
          -----------
have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Sellers, to all premises, properties, appropriate personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

      5.6 Notice of Developments.  Each Party will give prompt written notice to
          ----------------------
the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4, as the case may be. No disclosure by Sellers pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentations breach of representation or warranty, or breach of covenant unless expressly consented to in writing by Buyer.

      5.7 No Solicitation.  From and after the date of this Agreement until the
          ---------------
earlier of the Closing or termination of this Agreement pursuant to its terms, Sellers will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and Affiliates not to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by any Person, entity or group (other than Buyer and its Affiliates, agents and representatives) in connection with any Acquisition Proposal, or (ii) participate in any discussions or negotiations with, entertain any propositions from, or disclose any information concerning the Company to, or afford any access to the properties, books or records of the Company to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any Person, entity or group (other than Buyer and its Affiliates, agents and representatives), in connection with any Acquisition Proposal. In addition, subject to the other provisions of this Section 5.7, from and after the date of this Agreement until the earlier of the Closing or termination of this Agreement pursuant to its terms, Sellers will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and Affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person, entity or group (other than Buyer). Sellers will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      5.8 Best Efforts and Further Assurances.  Each of the Parties shall use
          -----------------------------------
its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement (including resolution of any litigation prompted hereby). Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

6.    CONDITIONS TO OBLIGATION TO CLOSE.
      ---------------------------------

      6.1 Conditions Precedent to Obligations of Buyer.  The obligation of Buyer
          --------------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Representation and Warranties.  The representations and warranties
              -----------------------------
     set forth in Section 3 above and the Schedules (both, as qualified by the Disclosure Letter) and all permitted updates thereto, shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects except for changes due to the conduct of the Business prior to Closing in the Ordinary Course of Business or in conformity with this Agreement;

          (b) Performance by Sellers.  Sellers shall have performed and complied
              ----------------------
     with all of their covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing, including each of the specific covenants contained in Section 5;

          (c) Consents.  Sellers shall have procured all of the consents,
              --------
     approvals or authorizations of the third parties listed on Schedule 3.29;
                                                                -------------

          (d) Absence of Litigation.  No action, suit or proceeding shall be
              ---------------------
     pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction which has a likelihood of resulting in an unfavorable injunction, judgment, order, decree, ruling or charge that would (i) prevent consummation of any of the material transactions contemplated by this Agreement, (ii) cause any of the material transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Stock or to operate the Business or to use any of the Company Assets (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (e) Absence of Material Adverse Change.  Since the date of this
              ----------------------------------
     Agreement, there shall not have occurred any material adverse change in the condition, financial or otherwise, business, properties, assets or prospects of the Company Assets, Business or the results of operation of the Company, except as is contemplated by the terms of this Agreement;

          (f) Absence of Disasters.  The Business and the Company Assets shall
              --------------------
     not have been materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by any government or governmental authority, domestic or foreign, flood, civil disturbance, or act of nature;

          (g) Certificates.  Seller shall have delivered to Buyer a certificate
              ------------
     to the effect that each of the conditions specified above in 6.1(a) through
     (f) are satisfied in all respects;

          (h) Employment Agreement.  Seller shall have executed an employment
              --------------------
     agreement in the form of Exhibit 6.1(h) providing for the employment of
                              --------------
     Seller on the terms set forth therein; and

          (i) All Necessary Actions.  All actions to be taken by either of
              ---------------------
     Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

     Buyer may waive any condition specified in this Section 6.1 if it executes a written waiver thereof, specifically referenced as such therein, at or prior to the Closing.

      6.2 Conditions Precedent to Obligations of the Sellers.  The obligation of
          --------------------------------------------------
each of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Buyer set forth in Section 4 above shall be true and correct when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct;

          (b) Performance by Buyer.  Buyer shall have performed and complied
              --------------------
     with all of its covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing, including each of the specific covenants contained in Sections 5;

          (c) Absence of Litigation.  No action, suit, or proceeding shall be
              ---------------------
     pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction which has a likelihood of resulting in an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the material transactions contemplated by this Agreement or (B) cause any of the material transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) Certificates.  Buyer shall have delivered to Seller a certificate
              ------------
     to the effect that each of the conditions specified above in Section 6.2(a) through (e) are satisfied in all material respects;

          (e) Employment Agreement.  Buyer shall have executed an employment
              --------------------
     agreement in the form of Exhibit 6.1(h) providing for the employment of
                              --------------
     Seller on the terms set forth therein; and

          (f) All Necessary Actions.  All actions to be taken by Buyer in
              ---------------------
     connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

     Sellers may waive any condition specified in this Section 6.2 if they execute a written waiver thereof, specifically referenced as such therein, at or prior to the Closing.

7.   ADDITIONAL AGREEMENTS.
     ---------------------

     Buyer and Sellers hereby covenant and agree with respect to certain matters as follows:

      7.1 Returns; Indemnification; Liability for Taxes.  Buyer shall prepare
          ---------------------------------------------
and file (or cause to be prepared and filed) on a timely basis all Tax Returns of the Company relating to periods ending prior to, on or after the Closing Date and shall pay, and shall indemnify and hold Seller harmless against and from, the following: (i) all Taxes of the Company for any taxable year or period, whether commencing prior to or after the Closing Date; and (ii) and transfer Taxes payable by Buyer pursuant to Section 2.3 of this Agreement.

      7.2 Refunds and Credits.
          -------------------

          (a) All refunds or credits of Taxes for or attributable to any taxable years or periods of the Company shall be for the account of Buyer. Following the Closing, Seller shall forward (or cause to be forwarded) to Buyer any refunds due to Buyer pursuant to this section after receipt or realization thereof by Seller, in accordance with the provisions of subsection (b) below.

          (b) Any payments of refunds (including refunds attributable to credits) for Taxes required to be paid under this Agreement shall be made within ten business days of the receipt of any refund, as the case may be. Any payments not made within such time period, shall be subject to an interest charge of ten percent per annum.

      7.3 Conduct of Audits and Other Procedural Matters.  Buyer shall, at its
          ----------------------------------------------
own expense, control any audit or examination by any Tax Authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for which Buyer is charged with payment or indemnification responsibility under this Agreement. Seller shall promptly forward to Buyer in accordance with Section 10.7 all written notifications and other written communications, including if available the original envelope showing any postmark, from any Tax Authority received by Seller or its Affiliates relating to any liability for Taxes for any taxable period for which Buyer or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement. Buyer shall promptly notify, and consult with, Seller as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify Seller and shall not enter into any closing agreement or final settlement with any Tax Authority with respect to any such liability without the written consent of Seller, which consent shall not be unreasonably withheld. Seller shall, at the expense of Buyer, execute or cause to be executed any powers of attorney or other documents reasonably requested by Buyer to enable it to take any and all actions that Buyer reasonably requests with respect to any Proceedings which Buyer controls. The failure by Seller to provide timely notice under this subsection shall relieve the Buyer from its indemnification obligations under Section 7.2 with respect to the subject matter of any notification not timely forwarded, to the extent Buyer has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

      7.4 Access to Records Following the Closing.  Until the expiration of the
          ---------------------------------------
applicable statutes of limitations for Tax matters, Buyer and Seller agree that so long as any books, records and files of the Company retained by Seller or the books records and files delivered to the control of Buyer pursuant to this Agreement, to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and available, each Party (at its expense) shall have the right upon prior notice to make reasonable inspection and copies of the same at any time during business hours for any proper purpose. Buyer and Seller shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to the other.

      7.5 Payment of Company Liabilities, etc.
          ------------------------------------

          (a) Buyer hereby covenants and agrees with Seller that, at all times on and after the Closing, Buyer will cause the Company to promptly pay (or will itself promptly pay) or perform when due any and all Disclosed Liabilities (as defined below). As used herein, the term "Disclosed Liabilities" means all Liabilities of the Company to any vendors, lessors and/or any other creditors that (i) existed at, or were incurred or arose on or prior to, the time and date of the Closing; and (ii) either (A) are reflected in the Most Recent Balance Sheet, (B) arise in the Ordinary Course of Business of the Company after the date of the Most Recent Balance Sheet or (C) arise under the terms of any agreement, contract or other commitment of the Company that is disclosed in either the Disclosure Letter or the Schedules. By way of illustration, but not limitation, the Disclosed Liabilities include, but are not limited to, any obligations for the payment of rent under leases and obligations for the payment of royalties or other payments due under licenses. Notwithstanding the foregoing, "Disclosed Liabilities" will not include Liabilities for which Seller is obligated to indemnify Buyer under the provisions of Section 8 of this Agreement.

          (b) As of or immediately following the Closing, (i) Buyer will offer to guaranty all funded indebtedness of the Company reflected on the Most Recent Balance Sheet of which Seller is a guarantor, and (ii) Buyer will make best efforts to obtain the agreement of the payees of all such funded indebtedness to release Seller as a guarantor thereof. In the event that Buyer is unable to remove Seller from any guarantee within six (6) weeks after the Closing Date, Buyer agrees to promptly pay the full amount of outstanding indebtedness under such guarantee and close the account so guaranteed at that time.

      7.6 Non-Solicitation of Company Employees.  For a period of one year
          -------------------------------------
beginning on the Closing Date, neither Seller nor any of Seller's directors, officers, employees or Affiliates who are acting in such capacity on behalf of Seller or any of his Affiliates, shall, without Buyer's prior written consent, solicit, encourage or otherwise take any action intended to induce any individual who is then an employee of the Company to terminate his or her employment with the Company; provided however, that nothing herein will prevent Seller or any of its Affiliates from hiring any employee of the Company who, without any solicitation, encouragement or inducement by Seller or any of its directors, officers, employees or Affiliates, independently applies for employment with Seller or any of its Affiliates.

      7.7 Employment of Former Company Agents.
          -----------------------------------

          (a) Promptly following the Closing, Buyer will offer, or will cause the Company to offer, employment to the former Company Agents identified on
     Schedule 7.7(a).  Such offer will be made to such former Company Agents at
     ---------------
     the annual salary levels set forth opposite their respective names on such
     Schedule 7.7(a).  The other terms and conditions of employment offered to
     ---------------
     such persons shall be substantially the same as the terms and conditions of employment applicable to Buyer's employees generally.

          (b) Following the Closing, Buyer will undertake to make available to the persons hired in response to the offer of employment required to be made pursuant to Schedule 7.7(a) options to purchase up to 100,000 shares
                      ---------------
     of Buyer's Common Stock pursuant to Buyer's 1995 Stock Option Plan or another plan or plans as may be adopted by Buyer. Of such options, 71,000 shall be granted to Seller and the balance shall be allocated as determined by Seller among the other persons identified on Schedule 7.7(a) who accept
                                                     ---------------
     offers of employment from Buyer. The 71,000 options granted to Seller shall vest one quarter on the date of grant, and one quarter on each of the first three anniversaries of their date of grant; the exercise price for the options vesting on their date of grant and the first anniversary of their date of grant will be equal to the Fair Market Value of Buyer's Common Stock on the date of grant; the exercise price for the options vesting on the second anniversary of their date of grant will be equal to 150% of the Fair Market Value of Buyer's Common Stock on the date of grant; and the exercise price for the options vesting on the third anniversary of their date of grant will be equal to 200% of the Fair Market Value of Buyer's Common Stock on the date of grant. The other options granted as provided above shall vest one-third on each of the first three anniversaries of their date(s) of grant; the exercise price for the options vesting on the first anniversary of their date of grant will be equal to the Fair Market Value of Buyer's Common Stock on the date of grant; the exercise price for the options vesting on the second anniversary of their date of grant will be equal to 150% of the Fair Market Value of Buyer's Common Stock on the date of grant; and the exercise price for the options vesting on the third anniversary of their date of grant will be equal to 200% of the Fair Market Value of Buyer's Common Stock on the date of grant.

8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.
     -----------------------------------------------------------

      8.1 Certain Defined Terms.  For purposes of this Agreement, the following
          ---------------------
terms shall have the meanings set forth below:

     "Basis" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably form the basis for any specified consequence.

     "Breach" and "Breaches" mean:

               (i) with respect to a "Breach" by Seller, (a) the failure of any representation or warranty of Seller contained in Section 3 of this Agreement, as qualified by the Disclosure Letter, to be true or correct on and as of the Closing Date, (b) any breach by Seller of any this Agreement, excluding a breach of the covenants contained in Sections 5.1 (General),
     5.2 (Notices and Consents), 5.4 (Preservation of Business),

          5.5 (Full Access), 5.7 (No Solicitation), 5.8 (Best Efforts and Further Assurances), or 7.6 (Non-Solicitation of Company Employees),
          (c) any breach by the Company of any of the Company's covenants in this Agreement if such covenant was to be performed by the Company prior to the Closing except the covenants contained in Sections 5.1 (General), 5.2 (Notices and Consents), 5.4 (Preservation of Business),
          5.5 (Full Access), 5.7 (No Solicitation) or 5.8 (Best Efforts and Further Assurances) or (d) the failure by Seller (except to the extent permitted under this Agreement or as may be waived in writing by Buyer) to assume control of and pay both its and Buyer's reasonable costs of the defense and settlement of any actual or overtly threatened action, suit, claim or proceeding brought by a third party based on any allegation or allegations which, if true, would constitute a failure or breach described in subclause (a), (b) or (c) of this subparagraph (i); and

                 (ii) with respect to a "Breach" by Buyer: (a) the failure of any representation or warranty of Buyer contained in Section 4 of this Agreement to be true or correct on and as of the Closing Date; (b) any breach by Buyer of any of Buyer's covenants in this Agreement, excluding a breach of the covenants contained in Sections 5.1 (General), 5.6 (Notice of Developments) or 5.8 (Best Efforts and Further Assurances); (c) any breach by the Company of any of the Company's covenants in this Agreement if such covenant is to be performed by the Company after the Closing; or (d) the failure by Buyer or (following the Closing) the Company (except to the extent permitted under this Agreement or as may be waived in writing by Seller) to assume control of and pay both their and Seller's reasonable costs of the defense and settlement of any actual or overtly threatened action, suit, claim or proceeding brought by a third party based on any allegation or allegations which, if true, would constitute a failure or breach described in subclause (a), (b) or (c) of this subparagraph (ii).

     "Disclosed Liabilities" shall have the meaning set forth in Section 7.5 above.

     "Extended Buyer Claim" shall mean any claim by Buyer for indemnification from Seller in accordance with the provisions of this Section 8 that is based upon a Breach of: (A) representations and warranties under Section 3.12 (Taxes) or Section 3.23 (Environment, Health and Safety); or (B) any of Seller's covenants under Section 7.2 (Refunds and Credits) or Section 7.3 (Conduct of Audits and Other Procedural Matters).

     "Extended Seller Claim" shall mean any claim by Seller for indemnification from Buyer in accordance with the provisions of this Section 8 that is based upon a Breach: (i) any of Buyer's representations under Section 4.7 (Investment Representations); or (ii) a Breach of any one or more of Buyer's covenants under
Section 7.1 (Returns; Indemnification; Liability for Taxes), Section 7.2 (Refunds and Credits), Section 7.3 (Conduct of Audits and Other Procedural Matters) or Section 7.5 (payment of Company Liabilities).

     "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Loss" and "Losses" shall mean Liabilities, obligations, judgments, damages, deficiencies, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action); provided, however, that the amount of any Loss shall be reduced by the amount of any insurance proceeds actually received by the Person entitled to receive indemnification under this Agreement in respect of such Loss.

     "Officer's Indemnification Certificate" shall mean a duly authorized and executed certificate of Seller or Buyer, as applicable, which (i) states that such Party (or the Company) has paid or has made a reasonable, good faith determination that it will have to pay Loss(es), (ii) specifies in reasonable detail the individual items of Loss(es) included in the amount so stated, (iii) states the date each such item was paid or reasonably determined to be paid and the basis for such determination, and (iv) states the representation, warranty or covenant to which such alleged item of Loss is related and the factual basis on which such Party asserts that it is entitled to indemnification for such asserted Loss(es) under this Agreement.

     "Survival Period" shall mean the period of time beginning on the Closing Date and ending at 11:00 p.m. Pacific Time on the date eighteen months after the Closing Date.

      8.2 Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations, warranties and covenants of the Seller and Buyer contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Closing Date and continue in full force and effect until the expiration of the Survival Period, on which date all such warranties, representations and covenants shall expire; provided, however, that notwithstanding the foregoing, all warranties, representations and covenants relating to the Extended Buyer Claims and the Extended Seller Claims shall survive until the expiration of the applicable legal statute of limitations underlying such claim; and provided further, however, that the Extended Buyer Claims relating to indemnification for a Breach by Buyer of Section 7.5 (Payment of Company Liabilities) shall survive indefinitely.

      8.3 Indemnity by Seller.
          -------------------

          (a) Subject to the terms and conditions of this Agreement, Seller hereby agrees to indemnify, defend and hold harmless Buyer and Buyer's directors, officers and Affiliates (which includes the Company and its officers, directors and Affiliates after the Closing) against and in respect of all Loss(es) incurred or reasonably determined in good faith by Buyer to be incurred by Buyer, or its directors, officers and Affiliates, or asserted against them to the extent that such Loss(es) arises from a Breach by Seller as provided in Section 8.1; provided, however, that Buyer delivers to Seller an Officer's Indemnification Certificate of Buyer asserting Buyer's claim for indemnification for such actual or reasonably expected Loss(es) on or before the applicable deadline for asserting such claim for indemnification under Section 8.3(c) below.

          (b) In the event of a pending or threatened action that includes asserted claims which, if assumed to be true, would entitle Buyer or any of its directors, officers or Affiliates to indemnification under Section 8.3(a), Buyer shall give prompt written notice of such action or actions to Seller, and Seller shall be entitled to control the defense and negotiation, if any, regarding settlement of such action or actions, at Seller's expense (including the cost of any such settlement itself), and Buyer shall cooperate with Seller, at Seller's expense, in the compromise or defense of any such action or actions, provided that, in such event, (i) neither Buyer nor any director, officer or Affiliate of Buyer shall agree to or enter into any settlement of such action or actions without Seller's prior written consent, which consent shall not be unreasonably withheld, and/or (ii) Seller shall not agree to or enter into any settlement that requires cessation of Buyer's use or other similar restrictions on use of, any of the Company Assets without the written consent of Buyer.

          (c) In order for Buyer, Buyer's directors, officers or Affiliates to be indemnified in accordance with Section 8.3(a) above, any claim for indemnification made by Buyer or any of Buyer's directors, officers and Affiliates under this Agreement must be set forth in an Officer's Indemnification Certificate of Buyer that is delivered to Seller. (The Parties agree that there is no limit on the dollar amount of indemnification to which Buyer may become entitled to pursuant to this
     Section 8.3.). No claim for indemnification; (i) that is not an Extended Buyer Claim may be made, raised or asserted in any manner by Buyer or any director, officer or Affiliate of Buyer, or any of their permitted successors or assigns unless such claim for indemnification hereunder is set forth in an Officer's Indemnification Certificate of Buyer that is delivered to Seller prior to the expiration of the Survival Period; or (ii) that is an Extended Buyer Claim may be made, raised or asserted in any manner by Buyer or any director, officer or Affiliate of Buyer, or any of their permitted successors or assigns, unless such claim for indemnification hereunder is set forth in an Officer's Indemnification Certificate of Buyer that is delivered to Seller prior to the expiration of the applicable legal statute of limitations regarding such Extended Buyer Claim.

          (d) Except for any rights of specific performance under applicable law, the rights of indemnification afforded to Buyer and its directors, officers and Affiliates under the foregoing provisions of this Section 8.3 shall constitute the sole and exclusive right and remedy of Buyer and its directors, officers and Affiliates with respect to any Breach by Seller.

          (e) Notwithstanding anything herein to the contrary, neither Buyer nor any of its directors, officers or Affiliates shall be entitled to any indemnification of any claim from Seller under this Agreement unless and until the aggregate amount of Loss(es) for which indemnification would otherwise be available from Seller under this Section 8.3 exceeds an aggregate of $20,000 (the "Seller's Basket"), after which time Buyer and its directors, officers and Affiliates will be entitled, subject to the terms and conditions of this Section 8, to recover any and all Loss with respect to which Buyer is entitled to indemnification pursuant to Section 8.3(a) above; provided, however, that claims for indemnification that are Extended Buyer Claims shall not be subject to the above provisions of this subsection (e) regarding Seller's Basket.

      8.4 Indemnity by Buyer.
          ------------------

          (a) Subject to the terms and conditions of this Agreement, Buyer hereby agrees to indemnify, defend and hold harmless Seller, Seller's Affiliates and those persons who were the directors and officers of the Company immediately prior to the Closing (the "Company Directors and Officers") against and in respect of all Loss(es) incurred by or asserted against them to the extent that such Loss(es) arises from a Breach by Buyer as provided in Section 8.1; provided, however, that Seller delivers to Buyer an Officer's Indemnification Certificate of Seller asserting Seller's claim for indemnification for such actual or reasonably expected Loss(es) on or before the applicable deadline for asserting such claim for indemnification under Section 8.4(c) below.

          (b) In the event of a pending or threatened action that includes asserted claims which, if assumed to be true, would entitle Seller or any of its Affiliates or any of the Company Directors and Officers to indemnification under Section 8.4(a), Seller shall give prompt written notice of such action or actions to Buyer, and Buyer shall be entitled to control the defense and negotiation, if any, regarding settlement of such action or actions, at Buyer's expense (including the cost of any such settlement itself), and Seller shall cooperate with Buyer, at Buyer's expense, in the compromise or defense of any such action or actions, provided that, in such event, neither Seller nor any director, officer or Affiliate of Seller shall agree to or enter into any settlement of such action or actions without Buyer's prior written consent, which consent shall not be unreasonably withheld.

          (c) In order for Seller, Seller's directors, officers or Affiliates or the Company Directors and Officers to be indemnified in accordance with
     Section 8.4(a) above, any claim for indemnification made by Seller, any of Seller's Affiliates or any of the Company Directors or Officers under this Agreement must be set forth in an Officer's Indemnification Certificate of Seller that is delivered to Buyer. No claim for indemnification: (i) that is not an Extended Seller Claim may be made, raised or asserted in any manner by Seller, any Affiliate of Seller, any of the Company Directors or Officers or any of their permitted successors or assigns, unless such claim for indemnification is set forth in an Officer's Indemnification Certificate that is delivered to Buyer prior to termination of the Survival Period; or (ii) that is an Extended Seller Claim (except as set forth in the following item (iii)) may be made, raised or asserted in any manner by Seller, any Affiliate of Seller, any of the Company Directors or Officers or any of their permitted successors or assigns, unless such claim for indemnification hereunder is set forth in an Officer's Indemnification Certificate of Seller that is delivered to Buyer prior to the expiration of the applicable legal statute of limitations regarding such Extended Seller Claim; except that (iii) a claim for indemnification that is an Extended Seller Claim related to Section 7.5 (Payment of Company Liabilities) may be brought at any time.

          (d) Except for any rights of specific performance under applicable law, the rights of indemnification afforded to Seller, Seller's directors, officers and Affiliates or any of the Company Directors and Officers under the foregoing provisions of this Section 8.4 shall constitute the sole and exclusive right and remedy of Seller and its Affiliates and the Company Directors and Officers with respect to any Breach by Buyer.

          (e) Notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates nor any of the Company Directors or Officers shall be entitled to any indemnification of any claim from Buyer under this Agreement unless and until the aggregate amount of Loss(es) for which indemnification would otherwise be available from Buyer under this Section
     8.4 exceeds an aggregate of $5,000 (the "Buyer's Basket"), whereupon Seller and its directors, officers and Affiliates and the Company Directors and Officers will be entitled to recover any and all Loss(es) with respect to which Seller is entitled to indemnification pursuant to Section 8.4(a) above; provided, however, that claims for indemnification that are Extended Seller Claims shall not be subject to the above provisions of this subsection (e) regarding Buyer's Basket.

      8.5 Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case Seller or Buyer shall object in writing to any claim or claims made by Buyer or Seller, as the case may be, in any Officer's Indemnification Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

          (b) If no such agreement of Buyer and Seller can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter in accordance with this Agreement unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, whichever is earlier; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator acceptable to both Buyer and Seller in accordance with the commercial arbitration rules of the American Arbitration Association as modified by this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator, to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.
     The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

          (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles County, California under the Rules of the American Arbitration Association. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each Party.

          (d) The foregoing arbitration provisions shall apply to any dispute arising under or relating to this Agreement.

9.   TERMINATION.
     -----------

      9.1 Termination of Agreement.  Certain of the Parties may terminate this
          ------------------------
Agreement prior to the Closing as provided below.

          (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

          (b) Any Party hereto may terminate this Agreement by written notice to the other Parties at any time prior to the Closing if the Closing has not occurred by February 13, 1998; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to either Party hereto if the failure to have effected the Closing on or prior to such date results primarily from such Party's (or its Affiliates') breaching any representation, warranty or covenant contained in this Agreement.

          (c) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or by reason of the failure of any condition precedent under Section
     6.1 hereof to have been satisfied by February 13, 1998 (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement).

          (d) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or by reason of the failure of any condition precedent under Section
     6.2 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty or covenant contained in this Agreement).

          (e) Buyer may terminate this Agreement on or prior to the Closing Date if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition by any governmental entity, which would: (i) prohibit the Buyer's ownership or operation of all or a material portion of the Business or the Company Assets, or (ii) compel the Buyer to dispose of all or a material portion of the Business or the Company Assets as a result of the Acquisition.

      9.2 Effect of Termination.  Any termination of this Agreement in
          ---------------------
accordance with Section 9.1(a) above will be effective immediately and any termination of this Agreement in accordance with Section 9.1(b), (c), (d) or (e) will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, Section
9.3 and Article 10 (Miscellaneous), each of which shall survive the termination of this Agreement.

      9.3 Fees and Expenses.  Each of Buyer and Sellers will bear its respective
          -----------------
own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement, the Acquisition and the transactions contemplated hereby and thereby; provided, however, that Buyer shall pay the reasonable legal fees and expenses incurred (up to a maximum of $5,000) by Seller in connection with the transaction contemplated hereby. Payment shall be made by check at the Closing.

10.  MISCELLANEOUS.
     -------------

      10.1 Press Releases and Public Announcements.  No Party shall issue any
           ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that the Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure).

      10.2 No Third Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      10.3 Entire Agreement.  This Agreement, the Exhibits, the Disclosure
           ----------------
Letter and the Schedules to be delivered contemporaneously herewith and any of the documents set forth in Sections 6.1 and 6.2 constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      10.4 Succession and Assignment.  This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties; provided, however, that after the Closing Buyer may assign any or all of its rights and interests (but not its obligations) hereunder to one or more of its Affiliates provided no such assignment shall affect or defeat any rights of Seller hereunder or relieve Buyer of any obligation it has to Seller hereunder.

      10.5 Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      10.6 Headings.  The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7 Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) when sent by overnight delivery and (iii) when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Sellers:  Biological Weapons Testing Laboratories, Inc.
                         1912 Bonita Avenue
                         Berkeley, California  94704-1014
                         Tel: (510) 204-8950
                         Fax: (510) 204-8951
                         Attn:  President

     If to the Buyer:   Sound Source Interactive, Inc.
                        26115 Mureau Road
                        Suite B
                        Calabasas, California  91302-3126
                        Tel: (818) 878-0505
                        Fax: (818) 878-0007
                        Attn: President

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or confirmation of delivery is obtained by the sender. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      10.8 Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule of any other jurisdiction whatsoever that would cause the application of the laws of any jurisdiction other than the State of California.

      10.9 Amendments and Waivers.  No amendment of any provision of this
           ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.10 Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      10.11 Construction.  The Parties have participated jointly in the
            ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder prior to the Closing, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation or warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement on the date first above written.


                              "BUYER"
                              SOUND SOURCE INTERACTIVE, INC.



                              By:/s/ Vincent J. Bitetti
                                 -----------------------------------------------
                                   Vincent J. Bitetti
                                   Chairman of the Board &
                                   Chief Executive Officer


                              "SELLER"
                              BRETT G. DURRETT



                                /s/ Brett G. Durrett
                               -----------------------------------------------
                               Brett G. Durrett


                              "COMPANY"
                              BIOLOGICAL WEAPONS TESTING
                              LABORATORIES, INC.



                              By: /s/ Brett G. Durrett
                                 -------------------------------------------
                                 Brett G. Durrett
                                 President

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
1.   DEFINITIONS............................................................    1

2.   PURCHASE AND SALE TRANSACTION..........................................    6
     2.1   Purchase and Sale of Stock.......................................    6
     2.2   Purchase Price...................................................    6
     2.3   Transfer Tax.....................................................    6
     2.4   The Closing......................................................    6
     2.5   Deliveries at the Closing........................................    7

3.   REPRESENTATIONS AND WARRANTIES OF SELLER...............................    7
     3.1   Organization of the Company......................................    7
     3.2   Authorization of Transaction.....................................    8
     3.3   Noncontravention.................................................    8
     3.4   Brokers' Fees....................................................    8
     3.5   Capitalization; Title to Stock...................................    8
     3.6   Subsidiaries.....................................................    8
     3.7   Financial Statements.............................................    8
     3.8   Indebtedness; Guarantees.........................................    9
     3.9   Absence of Changes...............................................    9
     3.10  Absence of Undisclosed Liabilities...............................   11
     3.11  Legal and Other Compliance.......................................   11
     3.12  Taxes............................................................   11
     3.13  Property, Plant and Equipment....................................   12
     3.14  Intellectual Property............................................   13
     3.15  Inventories......................................................   15
     3.16  Contracts........................................................   15
     3.17  Notes and Accounts Receivable....................................   17
     3.18  Powers of Attorney...............................................   17
     3.19  Litigation.......................................................   17
     3.20  Product Warranties; Defects; Liability...........................   17
     3.21  Company Agents...................................................   17
     3.22  Employee Benefits................................................   18
     3.24  Affiliated Transactions..........................................   20
     3.25  Government Contracts.............................................   20
     3.26  Distributors, Products, and Suppliers............................   20
     3.27  No Illegal Payments, Etc.........................................   21
     3.28  Books and Records................................................   21
     3.29  Consents.........................................................   21
     3.30  No Liquidation, Insolvency or Winding-Up.........................   21
     3.31  Disclosure.......................................................   21

4.   REPRESENTATIONS AND WARRANTIES OF BUYER................................   22

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


     4.1   Organization of Buyer............................................   22
     4.2   Authorization for Transaction....................................   22
     4.3   Noncontravention.................................................   22
     4.4   Brokers' Fees....................................................   22
     4.5   No Liquidation, Insolvency or Winding-Up.........................   22
     4.6   Absence of Litigation............................................   23
     4.7   Investment Representations.......................................   23

5.   PRE-CLOSING COVENANTS..................................................   24
     5.1   General..........................................................   24
     5.2   Notices and Consents.............................................   24
     5.3   Operation of Business............................................   24
     5.4   Preservation of Business.........................................   25
     5.5   Full Access......................................................   25
     5.6   Notice of Developments...........................................   25
     5.7   No Solicitation..................................................   25
     5.8   Best Efforts and Further Assurances..............................   25

6.   CONDITIONS TO OBLIGATION TO CLOSE......................................   26
     6.1   Conditions Precedent to Obligations of Buyer.....................   26
     6.2   Conditions Precedent to Obligations of the Sellers...............   27

7.   ADDITIONAL AGREEMENTS..................................................   28
     7.1   Returns; Indemnification; Liability for Taxes....................   28
     7.2   Refunds and Credits..............................................   28
     7.3   Conduct of Audits and Other Procedural Matters...................   28
     7.4   Access to Records Following the Closing..........................   28
     7.5   Payment of Company Liabilities, etc..............................   29
     7.6   Non-Solicitation of Company Employees............................   29
     7.7   Employment of Former Company Agents..............................   29

8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION............   30
     8.1   Certain Defined Terms............................................   30
     8.2   Survival of Representations and Warranties.......................   32
     8.3   Indemnity by Seller..............................................   32
     8.4   Indemnity by Buyer...............................................   33
     8.5   Resolution of Conflicts; Arbitration.............................   34

9.   TERMINATION............................................................   35
     9.1   Termination of Agreement.........................................   35
     9.2   Effect of Termination............................................   36
     9.3   Fees and Expenses................................................   36

10.  MISCELLANEOUS..........................................................   36
     10.1   Press Releases and Public Announcements.........................   36
     10.2   No Third Party Beneficiaries....................................   36
     10.3   Entire Agreement................................................   36

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

        10.4   Succession and Assignment....................................   36
        10.5   Counterparts.................................................   37
        10.6   Headings.....................................................   37
        10.7   Notices......................................................   37
        10.8   Governing Law................................................   37
        10.9   Amendments and Waivers.......................................   37
        10.10   Severability................................................   38
        10.11   Construction................................................   38

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